EXHIBIT 10.06

Sale Agreement of Naphtha and Gasoil between Petróleo Brasileiro S.A. - Petrobrás and Copene, Petroquímica do Nordeste S.A.

Petróleo Brasileiro S.A. - Petrobrás, Part Public Part Private Company, with head office in this City, located at Av. República do Chile, number 65, l9th floor, enrolled in the General Taxpayers’ Register under number 33.000.167/000l-0l, hereinafter named Petrobrás , represented by its General Superintendent of the Commercial Department -DECOM Armando Guedes Coelho and Copene Petroquímica do Nordeste S.A., with head office in the City of Camaçari, State of Bahia, enrolled in the General Taxpayers’ Register under number 42.150.391/0001, hereinafter named Buyer, represented by its Officers José Jucá Bezerra Neto and Luiz Carlos Borges Fortes;

Whereas Buyer is installing in the City of Camaçari, State of Bahia, a Raw Material Facility destined to the Petrochemical Complex of the Northeast and will use as raw materials, among other products, naphtha and gasoil;

Whereas Buyer will be the main supplier of raw materials to the Petrochemical Complex;

Whereas Petrobrás has the available naphtha and gasoil that Buyer needs;

Whereas the National Petroleum Agency, through its resolution 001813, dated March 01, 1978, authorized Petrobrás to supply naphtha and gasoil to the Buyer within the conditions therein established;

Whereas the National Petroleum Agency, in its 1657th Ordinary Meeting held on June 04, 1974, approved a criteria for the establishment and review of the price for the supply of petrochemical naphtha;

Whereas the National Petroleum Agency has the duty to establish the price for the supply of gasoil;

Whereas the provisions of Decreto-Lei 1597 of December 23, 1977;

The parties hereby agree to execute this sale Agreement, which shall be governed by the following clauses and conditions:

CLAUSE 1 - Object.

1.1	Petrobrás agrees to sell and deliver to the Buyer, on a non-exclusive basis, during the term established in Clause 8, and the Buyer agrees to buy and receive from Petrobrás, for use as raw material only, at its mentioned plant, naphtha and gasoil, in the quantities and characteristics described in Clauses 2 and 3, observed all other conditions of this instrument.

1.2	Buyer agrees not to sell, assign or, in any other form, transfer to third parties the naphtha and gasoil acquired from Petrobrás, limiting itself to use it as raw materials with the intent to meet Buyers own industrial needs.

CLAUSE 2 - Quantities.

2.1	The quantities of naphtha and gasoil to be supplied by Petrobrás, during the initial and primary phases of the processing units of the Buyer, shall be the quantities agreed by the parties at least 60 (sixty) days prior to the commencement of the respective monthly supply.

2.1.1	The initial and primary phases of the processing units of the Buyer shall end when such processing units obtain all conditions to be submitted to the acceptance tests, though, it shall not last after December 31, 1978.

2.2	From January 1979, and excepting the provisions of items 2.3 and 2.4, the minimum and maximum quantitative limits of naphtha and/or gasoil that Petrobrás is obliged to sell to the Buyer and that Buyer is obliged to buy from Petrobrás, are listed below:

Period	Q U A N T I T I E S ( M3 / M O N T H )
	N A F T A			G A S O I L
	min.	max.	min.	max.
1979	60,000	95,000	50,000	70,000
1980	70,000	95,000	60,000	90,000
1981 and after	70,000	95,000	70,000	110,000

2.2.1	Until September 30 of each year, the Buyer may review the naphtha and/or gasoil consumption predictions, adapting them to the Buyers market prediction for the next year.

2.2.2	For 1980 and the following years, considering the evolution of the basic petrochemical market and considering the full utilization of unexplored capacities of existing projects in processing units of the same types of the existing ones at the Buyers premises, Petrobrás agrees that the maximum figures established in the table above be surpassed by up to 20%, as already authorized by the National Petroleum Agency.

2.3	Petrobrás may, at its discretion and observing the provisions of 2.3.1 and 2.3.2, substitute partially or totally the quantities of gasoil indicated in 2.2 for naphtha, through previous written notice of 120 days for the first substitution and 60 days for succeeding ones.

2.3.1	The total substitution of gasoil for naphtha will be allowed only if it does not diminish the capacity of the Buyer to fulfill its agreements for the supply of petrochemical products from January 1980.

2.3.2	In the event of partial substitution of gasoil for naphtha, the minimum quantity of gasoil to be supplied must allow the gasoil hydrodesulphurization plant to operate, and such quantity is fixed as 50,000 m3/month. In the event the supplied gasoil has a proportion of sulfur equal or inferior to 1/10% in weight, the quantity of gasoil supplied may be inferior to 50,000 m3/month, observed 2.3.1.

2.3.3	Petrobrás may, at its discretion and observing the provisions of 2.3.1. and 2.3.2, substitute the supply of gasoil and naphtha for naphtha partially or totally, as long as Petrobrás undertakes to supply additionally up to 300 cubic meters per month of gasoil type LCO.

2.4	The Buyer shall inform, in written notice, until the 5th day of the preceding month, the quantities of naphtha and gasoil that it wants to purchase in the next calendar trimester. The absence of or delayed notice shall entail the supply of the quantity informed in the previous month. Until the 20th day of the month, Petrobrás will give its opinion on the consumption predicted, and the quantities agreed upon shall prevail in relation to the ones described in 2.2.

2.4.1	If the Buyer does not withdraw the established minimal monthly quantity, Petrobrás shall have no obligation to add such quantities in any subsequent month.

2.4.2	If the quantities requested by the Buyer exceed the maximum monthly limit established in 2.2 and 2.2.2, Petrobrás may, at its own discretion, agree with the supply of the increased quantity.

2.4.3	The possible variation in percentage, for the predictions mentioned in 2.4 shall be 5% for the second month and 10% for the third month, excluding months in which there is a start up of an industrial unit that is fed by raw materials supplied by the Buyer. Such events shall require a notice with 60 days of advance.

2.5	The quantities of naphtha and gasoil referred in this Agreement are based on a 20ºC temperature.

CLAUSE 3 - Technical Characteristics.

3.1	The naphtha to be supplied by Petrobrás to the Buyer will be a debutanized naphtha of full range (full range), obtained by direct distillation, non desulfurized, which typical characteristics are found in Annex I of this Agreement.

3.2	The gasoil supplied by Petrobrás to Buyer shall be a gasoil of full range, obtained by direct distillation, which typical characteristics are found in Annex I of this Agreement.

3.3	Petrobrás shall supply, as much as possible, a naphtha and a gasoil to the Buyer according with the technical characteristics established in Annex I. However, once

Petrobrás is obliged to use different types of petroleum, due to international market contingencies, with consequent variation in the characteristics of its derivatives, Petrobrás is not obliged to observe the technical characteristics of Annex I, in what concerns the composition of hydrocarbons.

3.4	If Buyer finds that such products are unsuitable for use in its units, it may refuse to accept such products, justifying in written form the reasons for the refusal, and shall not incur in the penalties described in clause 11, but Petrobrás will not be obliged to substitute the refused quantities, neither will it be obliged to indemnify Buyer.

CLAUSE 4 - Form of delivery and transfer of proprietorship.

4.1	The delivery of the volumes of naphtha and gasoil to Buyer is an exclusive responsibility of Petrobrás. Such delivery will be made through one oleoduto of 14 inches, which is a property of Petrobrás, connecting Landulpho Alves Refinery (LAR) to the Raw Material Facility (RMF) of the Buyer.

4.2	The naphtha and gasoil shall be considered delivered to the Buyer, and it shall then be considered Buyer’s property, when downstream of point A of the refinery.

4.2.1	Buyer shall bear all risks of loss of naphtha and gasoil after transfer of proprietorship according to 4.2.

CLAUSE 5 - Prices and Reviews.

5.1	For the naphtha and gasoil supplied by Petrobrás to the Buyer, in the delivery point defined in 4.2, Buyer shall pay to Petrobrás the following amounts:

5.1.1	The prices FOB-Refinery determined by the National Petroleum Agency for the products classified as “naphtha for Copene” and “gasoil for Copene”, or any other classification that such Agency may establish for similar use as of Buyer’s. Such prices shall be reviewed whenever National Petroleum Agency reviews them.

5.1.2	The tariff for the utilization of the pipe-line for the transport of the products between point “A” of LAR and the limit of the tanks of the RMF of the Buyer, shall be the one approved by the National Petroleum Agency. Such tariff shall be reviewed periodically by Petrobrás, and any change shall be in effect only after approval by the National Petroleum Agency. Petrobrás shall inform Buyer of all proposals for the change of such tariffs sent to such Agency.

CLAUSE 6 - Method of Payment.

6.1	The supply of naphtha and gasoil object of this agreement shall be billed monthly, according to Clause 7, and such bills shall be presented to the Buyer in the City of

Camaçari, State of Bahia, in an address to be determined by the Buyer, until the 5th day of the month subsequent to the supplies that are being billed.

6.2	Buyer shall pay, in national currency, the paying bill correspondent to each bill, in an address to be determined by Petrobrás, in the City of Salvador, State of Bahia, until the 15th day of the month subsequent to the supplies that are being billed, or until 10 days after receiving the bill, whichever occurs last; late payments being subject to interest plus a collection fee, charged accordingly to the price practiced by Petrobrás in that occasion, both values calculated over the amounts past due, from the due date until the date payment is effectively made.

6.3	The non payment of three bills, whether or not consecutive ones, in the terms indicated in this agreement, during one calendar year, shall grant Petrobrás the right to interrupt the supplies without previous warning.

CLAUSE 7 - Measurements.

7.1	To ascertain the quantity of naphtha and gasoil supplied, for billing purposes, Petrobrás shall install outflow meters, of reputable brands and models.

7.2	The measurement of the quantities of naphtha and gasoil supplied shall be made daily by Petrobrás, in hours pre-determined by Petrobrás.

7.3	The maintenance and calibration of the meters shall be performed by Petrobrás, always with previous notice to the Buyer, in a manner that allows Buyer to send its representatives to accompany such work if so desired.

7.3.1	In the absence of representatives from Buyer, Petrobrás shall perform the calibration and Buyer shall have no right to complain.

7.4	While there are no conditions to perform the control of the quantities of naphtha and gasoil supplied, in the form above mentioned for billing purposes, such quantities shall be calculated over the measurements performed in the tanks of LAR.

7.5	In the event of breakdown or malfunction in the meters, the quantities delivered shall be determined by measurements in the tanks of Petrobrás until such meters are back to their normal condition. In the event the supply of products presents a monthly discrepancy, positive or negative, above 1/10% (one tenth percent), between the measures performed by Petrobrás and the Buyer, both parties shall examine the causes of such discrepancies and shall promote the necessary corrections.

7.6	Buyer shall be entitled to, upon request, access to the distribution facilities of the products object of this agreement, to verify the measurements of the supplied products through its agents, whom shall be accompanied by Petrobrás representatives.

CLAUSE 8 - Term.

8.1	This agreement shall be in effect from the date of its execution until the 10th year from the date the first supply referred in 8.2 is initiated, and it shall be considered renewed for the same term in case none of the parties revoke it with a previous written notice, through a Titles and Documents Notary, stating that such party does not intend to renew it, and such notice shall be made at least 1 year prior to the expiration of the 10 years term or the expiration of any renewed term of this agreement.

8.1.1	The first supplies of naphtha and gasoil shall be conditioned to the authorization of the National Petroleum Agency, which shall be obtained by the Buyer.

8.2	The first supplies of naphtha and gasoil are scheduled for the 1st semester of 1978, but Buyer is obliged to inform Petrobrás, with a 3 month previous letter, the effective date of commencement of the supply of naphtha and gasoil.

8.2.1	In the event the first supply does not occur until June 30, 1978, this date shall be considered the initial term of the period of 10 years described in 8.1.

CLAUSE 9 - Maintenance Interruptions.

9.1	Buyer shall have storage compatible with its consumption pattern, taking under consideration the programmed annual maintenance interruption of both parties, whether partial or total, for periods not greater than 30 days.

9.2	In the event of maintenance interruptions programmed for more than 5 days, previous written notice of at least 45 days stating initial date and duration of the interruption, shall be sent through letter with notice upon delivery. The Buyer shall seek to adapt its interruption plans for preventive maintenance to the interruption plans of the supply source (LAR), but Petrobrás promises to maintain the normal supply of naphtha and gasoil to the Buyer, independently from the interruptions of LAR, except when such supply jeopardizes the national supply of fuels.

CLAUSE 10 - Tax Burden.

10.1	Buyer shall reimburse Petrobrás of all tax (taxes, charges, public fees, and tax and non tax contributions) from Federal, State or city governments, that are or may be due as a direct or indirect result of this agreement or its performance.

CLAUSE 11 - Penalties.

11.1	In the event Buyer may not receive the monthly minimal quantities (naphtha + gasoil) established according to Clause 2, Petrobrás shall bill Buyer a value equivalent to the quantities not delivered multiplied by 1/10 of the prices of realization of the refinery.

CLAUSE 12 - Act of God.

12.1	None of the parties may be held responsible for the non performance of its obligations, when due to factors that may not be controlled by them, or in other words, whenever there is a act of god, as established by article 1058, sole paragraph, of the Brazilian Civil Code, as well as in the circumstances allowed under clause 9.

12.2	The impossibility of the Buyer or Petrobrás, proved in a proper manner, to obtain the importation of raw materials or equipment essentials to their plants, that does not have a national counterpart, shall be considered an act of god.

CLAUSE 13 - Rescission.

13.1	Petrobrás may rescind this instrument, in a lawful manner, independently from judicial or non judicial notification or interpolation, in the following hypothesis:

13.1.1	Non performance of any clause or condition of this instrument.

13.1.2	Bankruptcy, judicial or non judicial liquidation or reorganization of the Buyer, approved or imposed.

13.1.3	Assignment or transfer, total or partial, to third parties, without authorization of Petrobrás, of the rights or obligations that are attributed in this agreement to the Buyer.

13.1.4	Change of corporate type, amalgamation, merger or any form of succession of the Buyer.

13.2	Any and all tolerance regarding the fulfillment, by any of the parties, of the terms and conditions established in this agreement, shall not mean alteration of the terms herein agreed, but, shall be construed only as a liberality of the other party.

13.3	Buyer may also rescind this instrument, in a lawful manner, independently from judicial or non judicial notification or interpolation, in case of non performance by Petrobrás of any clause or condition agreed upon in this agreement.

CLAUSE 14 - Addresses.

14.1	The correspondence regarding this contract or its performance, shall be directed to the main offices of the parties, being allowed to the parties to indicate in a written fashion any other addresses to correspondence arising from this instrument.

CLAUSE 15 - Assignment and Venue.

15.1	This agreement shall not be assigned in whole or in part without the written consent of the other party. The venue of the City of Rio de Janeiro is elected to solve any controversies arising from the performance of this agreement, excluding any other venue, regardless of its privileges.

In witness whereof, the parties execute the present instrument in 7 counterparts of equal tenor, before the undersigned witnesses.

Rio de Janeiro, June 22, 1978

Petróleo Brasileiro S.A. - Petrobrás

(illegible signature)

Copene - Petroquímica do Nordeste S.A.

(illegible signature)

(illegible signature)

Witnesses:

(illegible signature)

(illegible signature)

ANNEX I

1) Typical characteristics of the naphtha:

Final Point ASTM, max	200	ºC
sulfur, % max weight	0.1
content of paraffins, % min volume	68
content of naphthenes, % min volume	21
content of olefins, % max volume	1

1) Typical characteristics of the gasoil:

Final Point ASTM, max	360	ºC
sulfur, % max weight	1
content of paraffins, % min volume	43
content of olefins, % max volume	1